EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Alderon Iron Ore Corp (the "Registrant") filed under cover of Form 40-F for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Tayfun Eldem as President and Chief Executive Officer of the Registrant and Keith Santorelli as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

(1)           the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

“Tayfun Eldem”
_________________________________
By: Tayfun Eldem
Title: President & Chief Executive Officer
Dated:  March 30, 2012

“Keith Santorelli”
_________________________________
By:  Keith Santorelli
Title: Chief Financial Officer
Dated:  March 30, 2012

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.